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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Sola International Inc. of our report dated May 15, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Sola International Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
June 28, 2001